Exhibit 99.4

Joint Filing Statement
     We, the undersigned, hereby express our agreement that the attached Schedule 13D is, and any further amendments thereto signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934. This agreement may be terminated with respect to the obligations to jointly file future amendments to such statement on Schedule 13D as to any of the undersigned upon such person giving written notice thereof to each of the other persons signatory hereto, at the principal office thereof.
     Dated: November 29, 2016

ARCHROCK, INC.
By:	/s/ Donald C. Wayne
	Name:	Donald C. Wayne
	Title:	Senior Vice President, General Counsel and Secretary

AROC CORP.
By:	/s/ Donald C. Wayne
	Name:	Donald C. Wayne
	Title:	Senior Vice President, General Counsel and Secretary

AROC SERVICES GP LLC
By:	/s/ Donald C. Wayne
	Name:	Donald C. Wayne
	Title:	Senior Vice President, General Counsel and Secretary

AROC SERVICES LP LLC
By:	/s/ Donald C. Wayne
	Name:	Donald C. Wayne
	Title:	Senior Vice President, General Counsel and Secretary

ARCHROCK SERVICES, L.P.
By:	/s/ Donald C. Wayne
	Name:	Donald C. Wayne
	Title:	Senior Vice President, General Counsel and Secretary

Exhibit 99.4

ARCHROCK MLP LP LLC
By:	/s/ Pamela Jasinski
	Name:	Pamela Jasinski
	Title:	Manager

ARCHROCK GP LP LLC
By:	/s/ Pamela Jasinski
	Name:	Pamela Jasinski
	Title:	Manager

ARCHROCK GP LLC
By:	/s/ Donald C. Wayne
	Name:	Donald C. Wayne
	Title:	Senior Vice President and General Counsel

ARCHROCK GENERAL PARTNER, L.P.
By:	ARCHROCK GP LLC, its general partner

By:	/s/ Donald C. Wayne
	Name:	Donald C. Wayne
	Title:	Senior Vice President and General Counsel